Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Louisville Gas and Electric Company and Kentucky Utilities Company (the “Companies”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge,

1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of the dates and for the period expressed in the Report.

March 29, 2004

/s/ Victor A. Staffieri
Chairman of the Board, President
and Chief Executive Officer
Louisville Gas and Electric Company
Kentucky Utilities Company

/s/ S. Bradford Rives
Chief Financial Officer
Louisville Gas and Electric Company
Kentucky Utilities Company

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.